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                                                                    EXHIBIT 21.1


                        MAX INTERNET COMMUNICATIONS, INC.

                  Name of Subsidiary                 Place of Organization
                  ------------------                 ---------------------
                  MAX Internet Communications        Germany
                  Deutschland GmbH

                  MAX Internet Communications        Brazil
                  Do Brasil, Ltda.